UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2025, Cartesian Therapeutics, Inc. (the “Company”) eliminated the position of Chief Scientific Officer and delivered a notice of termination of employment without cause to Christopher Jewell, Ph.D., who currently serves as the Company’s Chief Scientific Officer, each effective as of November 14, 2025. On October 20, 2025, the Company and Dr. Jewell entered into a separation agreement and release (the “Separation Agreement”).
Pursuant to the Separation Agreement, Dr. Jewell agreed to release the Releasees (as such term is defined in the Separation Agreement) from any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Dr. Jewell may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including November 14, 2025, in consideration for receipt from the Company of the severance payments and benefits described in the employment agreement, dated March 26, 2024, by and between the Company and Dr. Jewell (the “Jewell Employment Agreement”), including payment of 12-months’ salary and eligibility for a pro-rated bonus. The Jewell Employment Agreement was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and is incorporated herein by reference.
A copy of the Separation Agreement is expected to be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: October 21, 2025	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer